(Letterhead of George Putnam)

Dear Shareholder:

You recently received a proxy statement requesting your vote on several proposals relating to (name of fund). Our records show that you have not yet voted. YOUR VOTE IS VERY IMPORTANT.

In the next several days, representatives of the fund may try to contact you by telephone to receive your voting instructions.
Should you decide to vote by mail, we have included another copy of the proxy ballot and business reply envelope for your convenience.

In closing, we ask you to consider these proposals carefully.
Your vote is important to us. Should you have any questions, please call your financial advisor or a Putnam Customer Service
Representative at 1-800-225-1581.

Sincerely,

/s/ George Putnam

George Putnam



gramjuly